ARRANGEMENT AGREEMENT AMENDMENT NO. 1

THIS ARRANGEMENT AGREEMENT AMENDMENT NO. 1 (the "**Amendment**") is made effective as of August 15, 2016 (the "Effective Date") as executed on this 8th day of March, 2017.

BETWEEN:

GARMATEX HOLDINGS LTD., formerly Oaxaca Resources Corp., a company incorporated under the laws of the State of Nevada, U.S.A.

(the "**Purchaser**");

OF THE FIRST PART

AND:

GARMATEX TECHNOLOGIES, INC., a company incorporated under the laws of the Province of British Columbia, Canada

(the "**Target**");

OF THE SECOND PART

(and the Purchaser and the Target being, collectively, the "**Parties**", and, individually, each a "**Party**", as the context so requires);

WHEREAS:

(A) The Purchaser and the the Target entered into an Arrangement Agreement dated April 8, 2016 (the "**Arrangement Agreement**"), which proposed to carry out a transaction pursuant to which the Purchaser acquired all of the issued and outstanding securities of the Target;

(B) The Purchaser and the Target intend that the acquisition of the Target by the Purchaser be carried out under the arrangement provisions of Part 9, Division 5 of the *Business Corporations Act* (British Columbia);

(C) Pursuant to section 9.1 of the Arrangement Agreement, the Parties wish to amend the Arrangement Agreement as provided for in this Amendment;

(D) In addition to amending the Arrangement Agreement, the Parties wish to agree to certain ancillary matters relating to the operations and conduct of the Parties between the date Effective Date hereof and the closing of the Arrangement Agreement; and

(E) Capitalized terms used herein and not otherwise defined will have the meanings given to them in the Arrangement Agreement;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1 Amendments

The Arrangement Agreement is hereby amended as follows:

(a) The definition of "Termination Date" in Section 1.1 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

> "**Termination Date**" means May 31, 2017, or such later date as may be mutually agreed to in writing by the Parties;";

(b) Section 2.2(b) of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

> "(b) lawfully convene and hold the Target Meeting as soon as reasonable practicable after the receipt of the Interim Order, for the purpose of approving the Arrangement Resolution, provided that the Purchaser has satisfied its obligations under §2(10(b). Except as otherwise provided in this Agreement, the Target will not adjourn or otherwise change the timing of the Target Meeting without the prior written consent of the Purchaser, such consent not to be unreasonably withheld;";

(c) Section 5.5 of the Arrangement Agreement is hereby deleted in its entirety; and

(d) Section 7.1(i) of the Arrangement Agreement is hereby deleted in its entirety.

ARTICLE 2
ADDITIONAL AGREEMENTS

2.1 Additional Agreements

In exchange for the Purchaser entering into this Amendment:

(a) the Target will grant to the Purchaser a non-transferrable worldwide right and sublicense to the trade secret formulae for the CoolSkin, RecoverySkin, SlimSkin, Kottinu, AbsorbSkin, ColdSkin, SteelSkin, WarmSkin, and IceSkin products

(collectively, the "**IP**"); substantially in the form of the Sublicense Agreement attached hereto as Schedule A;, subject to any required third party consents;

(b) the Target shall assign to the Purchaser, and the Purchaser agrees to the assignment to it, of 100% of the issued and outstanding shares of Garmatex, Inc., a Delaware corporation ("**GIDC**"), which is a wholly owned subsidiary of the Target (the "**Assignment**"). In connection with such Assignment, which shall be effective as of the Effective Date hereof, the Purchaser acknowledges that it shall assume all outstanding liabilities of GIDC which at the time of the Assignment shall be limited to the actual accrued salary in the aggregate amount of US$270,419 of GIDC's current CEO and President;

(a) Darren Berezowski will remain employed by GIDC as its CEO and President on the terms to be set out in an executive employment agreement to be entered into on date the Sublicense referred to in subsection 2.1(a) is granted; and

(c) the parties agree that all fabric orders will be conducted out of GIDC and that the Target will be responsible for all record keeping for GIDC and that each of GIDC and the Target shall maintain accurate and complete records with respect to all fabric orders.

ARTICLE 3
GENERAL

3.1 Governing Law

This Amendment shall be governed by, and be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia.

3.2 Execution in Counterparts

This Amendment may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original and all such counterparts collectively shall be conclusively deemed to be one and the same. Delivery of an executed counterpart of the signature page to this Amendment by electronic mail or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment, and any Party delivering an executed counterpart of the signature page to this Amendment by electronic mail or facsimile to any other Party shall thereafter also promptly deliver a manually executed original counterpart of this Amendment to such other Party, but the failure to deliver such manually executed original counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

3.3 References to Arrangement Agreement

After the date hereof, all references to the Arrangement Agreement will refer to the Arrangement Agreement as amended by this Amendment.

[*The rest of this page left intentionally blank. The signature page follows.*]

3.4 Modification; Full Force and Effect

Except as expressly modified and superseded by this Amendment, the terms, representations, warranties, covenants and other provisions of the Arrangement Agreement (including the Schedules thereto) are and shall continue to be in full force and effect in accordance with their respective terms.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date hereof.

GARMATEX HOLDINGS LTD.

Per: /s/ Devon Loosdrecht
Devon Loosdrecht
President

GARMATEX TECHNOLOGIES, INC.

Per: /s/ Darren Berezowski
Darren Berezowski
CEO

Schedule A

Form of Sublicense Agreement

See the attached form of Sublicense Agreement.
